UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

to Section 13 or 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

Valaris plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cannon Place, 78 Cannon Street

London, England EC4N6AF

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

110 Cannon Street

London, England EC4N6EU

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Second Amendment to the Restructuring Support Agreement

As previously reported, on August 18, 2020 Valaris plc (the “Company”) and certain of the Company’s wholly owned direct and indirect subsidiaries (collectively, “Valaris”) entered into a Restructuring Support Agreement (the “RSA”) with certain of the holders (the “Noteholders”) of the Company’s outstanding unsecured notes (the “Senior Notes”), which was amended on September 10, 2020, to join a consenting equityholder as party to the RSA (the RSA as so amended, the “Amended RSA”). On February 5, 2021, Valaris and certain of the Noteholders entered into a second amendment to the RSA (the “Second RSA Amendment”) to effectuate certain modifications to include certain lenders under the Fourth Amended and Restated Credit Agreement, dated as of May 7, 2013, among Valaris and Pride International LLC, as borrowers, and the banks party thereto (the “Credit Facility” and such lenders, the “Lenders”) as parties to the RSA.

Pursuant to the terms of the Second RSA Amendment, as a part of its rights offering (the “Rights Offering”), (i) 97.6% of the rights issued pursuant to the Rights Offering (the “Subscription Rights”) will be offered to all record holders of any claim on account of the Senior Notes and 2.4% of the Subscription Rights to certain record holders of Credit Facility Claims (as defined in the RSA) who opt into the RCF New Money Participation Treatment (as defined in the Second RSA Amendment), (ii) each holder that participates in the Rights Offering and Holdback (as defined in the Second RSA Amendment) will receive its pro rata share of 30% of the new ordinary shares of the new parent company of Valaris (“New Valaris”), (iii) New Valaris will issue approximately (a) 39% of its equity, subject to dilution by a newbuild equity pool of 0.5% of New Valaris equity, to the holders of the Senior Notes, (b) 28.3% of its equity to holders of the Credit Facility Claims, and (c) 2.7% of its equity to the certain commitment parties to the Backstop Commitment Agreement (as defined below), and (iv) all letters of credit outstanding under the Credit Facility will be replaced or collateralized for cash. As of the date of this Current Report on Form 8-K, 72% of the Noteholders and 88.72% of the Lenders have signed on to the Amended RSA.

The foregoing description of the Second RSA Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second RSA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Third Amendment to the Backstop Commitment Agreement

As previously announced, on August 18, 2020, Valaris and the commitment parties thereto entered into a Backstop Commitment Agreement which was amended on September 10, 2020 and January 22, 2021 (as amended, the “Backstop Commitment Agreement”). On February 5, 2021, Valaris and the other Debtors (as defined in the Backstop Commitment Agreement) and the Requisite Backstop Parties (as defined in the Backstop Commitment Agreement) entered into an amendment to the Backstop Commitment Agreement (the “Backstop Commitment Agreement Amendment”).

The Backstop Commitment Agreement Amendment provides for, among other things, (i) 2.4% of (x) the Holdback Notes (together with the corresponding Holdback Shares) and (y) the New Secured Notes (together with the Participation Equity) offered in the Rights Offering (in each case, as each such term is defined in the Backstop Commitment Agreement) to be offered to certain holders of Credit Facility Claims (as defined in the Backstop Commitment Agreement) (the “RCF Lender Backstop Parties”) that joined the Backstop Commitment Agreement simultaneously with the execution of the Backstop Commitment Agreement Amendment, with each other Backstop Commitment Party (as defined in the Backstop Commitment Agreement) having its allocation reduced pro rata to accommodate the inclusion of the RCF Lender Backstop Parties, (ii) an agreement by the RCF Lender Backstop Parties to purchase all Holdback Notes (together with the corresponding Holdback Shares) and New Secured Notes (together with the Participation Equity) offered to such RCF Lender Backstop Parties, (iii) approximately $1.2 million of the New Secured Notes reserved for the Backstop Premium (as defined in the Backstop Commitment Agreement) will be paid to the RCF Lender Backstop Parties, with the amount paid to each Initial Backstop Party (as defined in the Backstop Commitment Agreement) reduced pro rata to accommodate the inclusion of the RCF Lender Backstop Parties and (iv) 0.07% of the New Valaris equity designated as Participation Equity to be issued at the Closing (as defined in the Backstop Commitment Agreement) will be issued to the RCF Lender Backstop Parties instead of the other Backstop Commitment Parties, with the amount of such Participation Equity otherwise to be issued to such other Backstop Commitment Parties reduced pro rata to accommodate the inclusion of the RCF Lender Backstop Parties.

The foregoing description of the Backstop Commitment Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Backstop Commitment Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1*†	Second Amendment to Restructuring Support Agreement, by and among Valaris plc, its Affiliate Debtors and the noteholders party thereto, dated as of February 5, 2021
10.2*†	Third Amendment to Backstop Commitment Agreement, by and among Valaris plc, its Affiliate Debtors and the Commitment Parties, dated as of February 5, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

* Included herewith.

† Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

By:	/s/ Michael T. McGuinty
Name:	Michael T. McGuinty
Title:	Senior Vice President and General Counsel

Dated: February 8, 2021